                                                                    EXHIBIT 99.1

                           BUYER'S CLOSING STATEMENT

BUYER: PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P.
SELLER: DULLES CORNER PROPERTIES II LIMITED PARTNERSHIP
CLOSING DATE: December 31, 1996
CTIC CASE NO. 95810088-A
PROPERTY: Parcel 6-A, Dulles Corner and Parcel 15-A,
          Dulles Corner, Fairfax County, Virginia

                                             CHARGES               CREDITS
PURCHASE PRICE                            40,500,000.00

Recording Deed
  State Tax                                   60,750.00
  County Tax                                  20,250.00
  Clerk's Fee                                     25.00


Credit given for Refurbishing                                    177,512.00
  Grumann
  Noell                                                              670.79

Credit given for due
  diligence reimbursement                                        130,000.00

Credit for Security Deposits
  held by Seller                                                   5,095.00

Escrow for Health Club                        10,000.00

Credit for Rent Proration                                         16,687.31

Chicago Title Insurance Company
  Search & Commitment Fees                       500.00
  Comprehensive Endorsement                    6,075.00
  Settlement Fee                                 250.00 1/2

Charge for 1996 real estate taxes
  paid by Seller on Parcel 6A--1 day             535.53
  @ 535.53
  Route 28--1 day @ 87.00                         87.00
  Parcel 15-A--1 day @ 249.15                   249.15
  Route #28--1 day @ 41.12                        41.12

SUBTOTALS                                 40,598,762.80          329,956,10

FUNDS DUE FROM BUYER                                          40,268,797.70

TOTALS                                    40,598,762.80       40,598,762.80

The undersigned hereby authorizes Chicago Title Insurance Company to receive funds and disburse them in accordance with the above, subject to the General Conditions of Escrow attached.
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PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P.
By: Prentiss Properties I, Inc.

BY: /s/ Robert Wiberg
   -------------------------------------
   NAME:  Robert Wiberg
   Title: Sr. Vice President